Exhibit 10.4

TURTLE BEACH CORPORATION

2023 STOCK-BASED INCENTIVE COMPENSATION PLAN

(as amended pursuant to Amendment No. 2023-1, incorporated herein)

1.
Purpose of the Plan

The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Participants.

2.
Definitions

As used herein, the following definitions shall apply:

2.1
“Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2
“Award” means a grant of Common Stock, Deferred Stock, Restricted Stock, Restricted Stock Units, Options or SARs under the Plan.

2.3
“Award Agreement” means the written agreement, instrument or document evidencing an Award or Prior Plan Award, including any such item in an electronic medium.

2.4
“Board” means the Board of Directors of the Company.

2.5
“Cause” shall have the meaning ascribed to it in a Participant’s employment or consulting agreement or, if no employment or consulting agreement is in effect or if “cause” is not defined therein, “Cause” shall mean: (a) the Participant’s conviction of or plea of guilty or nolo contendere to a felony; (b) a determination by the Board that the Participant committed fraud, misappropriation or embezzlement against any person; (c) the Participant’s material breach of the terms of any material written agreement with the Company or any affiliate to which Participant is a party; (d) the Participant’s willful misconduct or gross neglect in performance of Participant’s duties; or (e) the Participant’s failure or refusal to carry out material responsibilities reasonably assigned by the Board or the Company’s Chief Executive Officer to the Participant; provided, however, that with respect to subsections (c), (d) and (e) above, Cause will only be deemed to occur after written notice to the Participant of such action or inaction giving rise to Cause and the failure by the Participant to cure such action or inaction (which is capable of cure) within 30 days after written notice.
2.6
“Change in Control” means, after the Effective Date, any of the following events:

(a)
a “person” (as such term in used in Sections 13(d) and 14(d) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13D-3 under the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.6(a), Section 2.6(c) or

Section 2.6(d) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or

(c)
the Company merges or consolidates with any other corporation, other than in a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d)
the complete liquidation of the Company or the sale or other disposition of all or substantially all of the Company’s assets.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for this Section, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

2.7
“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder. A reference to any provision of the Code or the Treasury regulations promulgated thereunder shall include reference to any successor provision of the Code or the Treasury regulations.

2.8
“Committee” means the committee designated by the Board to administer the Plan under

Section 4.

2.9
“Common Stock” means the common stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 15.

2.10
“Company” means Turtle Beach Corporation, a Nevada corporation, or any successor corporation.

2.11
“Consultant” means an individual who renders services to the Company, a Subsidiary or an Affiliate as a consultant, advisor or independent contractor.

2.12
“Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 8 will be deferred.

2.13
“Deferred Stock” means Common Stock to be delivered at the end of a Deferral Period and awarded by the Committee under Section 8.

2.14
“Disability” means with respect to a Participant, means “disability” as defined from time to time under any long-term disability plan of the Company or Subsidiary with which the Participant is employed. Notwithstanding the foregoing, for any Awards that constitute nonqualified deferred compensation within the meaning of Section 409A(d) of the Code and provide for an accelerated payment in connection with any Disability, Disability shall have the same meaning as set forth in any regulations, revenue procedure, revenue rulings or other pronouncements issued pursuant to Section 409A of the Code.

2.15
“Effective Date” means June 14, 2019.

2.16
“Employee” means an individual, including an officer or director, who is employed by the Company, a Subsidiary or an Affiliate.

2.17
“Fair Market Value” means the fair market value of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Common Stock shall mean, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded.

2.18
“Incentive Stock Option” means an Option or a portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in the applicable Award Agreement.

2.19
“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. A reference to any provision of the 1934 Act or rule promulgated under the 1934 Act shall include reference to any successor provision or rule.

2.20
“Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated under the 1934 Act.

2.21
“Non-Qualified Option” means an Option or a portion thereof not intended to be an Incentive Stock Option and designated as a Non-Qualified Option in the applicable Award Agreement.

2.22
“Option” means a right to purchase a specified number of shares of Common Stock at a specified price awarded by the Committee under Section 11 of the Plan.

2.23
“Participant” means any Employee, Consultant or Non-Employee Director who receives an Award.

2.24
“Performance-Based Award” means any form of Award permitted under this Plan, where the Participant’s right to, and payment of, such Award is conditioned upon the achievement of specified Performance Goals. The Committee will have full discretion to select the length of any applicable Performance Cycle, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, an Affiliate, any division or business unit thereof, or to an individual.

2.25
“Performance Cycle” means the period selected by the Committee during which the performance of the Company, any Subsidiary, any Affiliate or any business unit thereof, or any individual, is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

2.26
“Performance Goal” means the written goal or goals established by the Committee for purposes of establishing the criteria applicable to a Performance-Based Award for a Participant during a Performance Cycle, which may include, but shall not be limited to, any one or more of the following as they relate to the Company, its Subsidiaries or Affiliates (or any business unit or department thereof): (i) stock price,

(ii) market share, (iii) sales, (iv) earnings per share, (v) diluted earnings per share, (vi) diluted net income per share, (vii) return on stockholder equity, (viii) costs, (ix) cash flow, (x) return on total assets, (xi) return on capital or invested capital, (xii) return on net assets, (xiii) operating income, (xiv) net income, (xv) earnings (or net income) before interest, taxes, depreciation and amortization, (xvi) improvements in capital structure,

(xvii) gross, operating or other margins, (xviii) budget and expense management, (xix) productivity ratios,

(xx) working capital targets, (xxi) enterprise value, (xxii) safety record, (xxiii) completion of acquisitions or business expansion of the company, our subsidiaries or affiliates (or any business unit or department thereof)

(xxiv) economic value added or other value added measurements, (xxv) expense targets, (xxvi) operating efficiency, (xxvii) regulatory body approvals for commercialization of products (xxviii) implementation or completion of critical projects or related milestones, (xxix) quality control, (xxx) supply chain achievements and

(xxxi) marketing and distribution of products, in all cases, whether measured absolutely or relative to an index or peer group. The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals. The Committee may also grant Performance-Based Awards that are based on Performance Goals other than those set forth above. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.27
“Plan” means the Turtle Beach Corporation 2023 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

2.28
“Prior Plans” means the 2010 Stock Option Plan of Parametric Sound Corporation and the 2012 Stock Option Plan of Parametric Sound Corporation, in each case as amended.

2.29
“Prior Plan Award” means an “Option” as defined in the applicable Prior Plan.

the Plan.

2.30

2.31

“Restricted Stock” means Common Stock awarded by the Committee under Section 9 of

“Restricted Stock Unit” means the right to a payment in Common Stock or in cash, or in a combination thereof, awarded by the Committee under Section 10 of the Plan.

2.32
“Restriction Period” means the period during which Restricted Stock awarded under Section 9 of the Plan and Restricted Stock Units awarded under Section 10 of the Plan are subject to forfeiture.

2.33
“SAR” means a stock appreciation right awarded by the Committee under Section 12 of the Plan.

2.34
“Subsidiary” means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.35
“Ten Percent Stockholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3.
Eligibility

Any Employee, Consultant or Non-Employee Director is eligible to receive an Award.

4.
Administration and Implementation of Plan

4.1
The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries and Affiliates, their Employees, Consultants and directors, Participants, persons claiming rights from or through Participants and stockholders of the Company. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith by the Committee with respect to the Plan, any Awards granted hereunder or any Prior Plan Awards, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.2
Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the Employees, Consultants and Non-Employee Directors who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award;

(d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

4.3
The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant’s termination of employment or service with the Company or any Subsidiary or Affiliate; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed, including, without limitation, any vesting period. All Awards shall be evidenced by an Award Agreement. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

4.4
To the extent permitted by applicable law, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee, provided that the Committee may not delegate its authority hereunder to make awards to Employees who are (i) “officers” as defined in Rule 16a-1(f) under the 1934 Act or (ii) officers or other Employees who are delegated authority by the Committee pursuant to this Section. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may, at any time, rescind the authority delegated to any person pursuant to this Section. Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority pursuant to this Section shall have the same force and effect as if undertaken directly by the Committee.
5.
Minimum Vesting Requirement

Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not vest over a period of less than one year from the date on which the Award is granted; provided that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards (as such term is defined in Section 6.4(d)), (ii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) any additional Awards that the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized or issuance under the Plan under Section 6.1 (subject to adjustment under Section 15); provided, further, that the Committee may authorize acceleration of vesting of such Awards in the event of the Participant’s death or Disability, or the occurrence of a Change in Control as provided in Section 14.

6.
Shares of Stock Subject to the Plan

6.1
Number of Shares. Subject to adjustment as provided in Section 15 and the provisions of this Section 6, the total number of shares of Common Stock reserved and available for issuance pursuant to Awards granted under the Plan shall be 4,302,353, plus effective as of the date of stockholder approval, an additional 1,049,000 shares of Common Stock.

6.2
Award Limits. Subject to adjustment as provided in Section 15, (i) the maximum number of shares of Common Stock available for Awards that are intended to be Incentive Stock Options shall not exceed 5,351,353 and (ii) the maximum number of shares of Common Stock available for Awards that may be granted to any individual Participant (other than a Non-Employee Director) shall not exceed 500,000 during any calendar year.

6.3
Awards to Non-Employee Directors. The maximum aggregate number of shares of Common Stock associated with any Award made under the Plan in any calendar year to any one Non-Employee Director shall be 250,000 shares.

6.4
Share Counting.

(a)
Lapsed Awards. If any Award or Prior Plan Award is forfeited, canceled, or such Award otherwise terminates, any shares subject to such Award or Prior Plan Award shall not be counted against the number of shares available for issuance pursuant to the Plan.

(b)
No Net Counting of Options or SARs. SARs or Options shall be counted in full against the number of shares available for future Awards under the Plan, regardless of the number of shares of Common Stock issued upon settlement of the SAR or Option. Accordingly, if in accordance with the terms of the Plan, a Participant exercises an Option by either tendering previously owned shares of Common Stock or through net settlement, then such shares surrendered to exercise the Option shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 6.1 above. For the avoidance of doubt, if shares are repurchased by the Company on the open market with the proceeds of the exercise price of Options (including Options granted under the Prior Plan), such shares may not again be made available for issuance under the Plan.

(c)
Withholding. If any shares subject to an Award or Prior Plan Award are retained or reacquired by the Company in payment of an exercise price or satisfaction of a withholding or other tax obligation in connection with any Award, such shares shall not be made available for future Awards under the Plan.

(d)
Items Not Included. The following items shall not count against the aggregate number of shares available for future Awards under the Plan: (i) the payment in cash of dividends or dividend equivalents under any outstanding Award; (ii) any Award that is settled in cash rather than by issuance of shares of Common Stock; or (iii) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become Participants as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or any Subsidiary (“Substitute Awards”).

6.5
Source of Shares. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased on the open market.

7.
Common Stock

An Award of Common Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are not subject to forfeiture except as set forth in Section 23. Upon the Award of Common Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant, designating the Participant as the registered owner. The Participant shall have all of the customary rights of a stockholder with respect to the Award of Common Stock, including the right to vote shares of the Common Stock and receive dividends with respect to the Common Stock.

8.
Deferred Stock

An Award of Deferred Stock is an agreement by the Company to deliver to the Participant a specified number of shares of Common Stock at the end of a specified Deferral Period or Periods. Such an Award shall be subject to the following terms and conditions:

8.1
Upon the Award of Deferred Stock, the Committee shall direct that the number of shares subject to such Award be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in the Award Agreement. Prior to issuance and delivery of the Deferred Stock, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant’s account.

8.2
During the Deferral Period, no dividend shall be paid with respect to shares covered by a Deferred Stock Award and the Participant shall have no future right to any dividend paid during the Deferral Period.

8.3
The Deferral Period may consist of one or more installments. Provided that the Deferred Stock has not been previously forfeited, at the end of the Deferral Period or any installment thereof, the shares of Deferred Stock applicable to such installment, shall be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the Award Agreement.

9.
Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

9.1
Upon the Award of Restricted Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the

Participant, returned to the Company to be held in escrow during the Restriction Period. In all cases, the Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

9.2
During the Restriction Period, the Participant shall have the right to vote shares of Restricted Stock. During the Restriction Period, no dividend shall be paid with respect to the number of shares covered by a Restricted Stock Award and the Participant shall have no future right to any dividend paid during the Restriction Period.

9.3
Provided that the Restricted Stock has not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of shares specified thereunder, and the legend, if any, imposed hereunder shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

10.
Restricted Stock Units

An Award of Restricted Stock Units is a grant by the Company of the right to receive a payment in Common Stock or in cash, or in a combination thereof, that is equal to the Fair Market Value of a share of Common Stock as of the date of vesting or payment, as set forth in the applicable Award Agreement, which right is subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

10.1
Any amount payable upon the end of the Restriction Period with respect to a Restricted Stock Unit shall be paid by the Company in shares of Common Stock, in cash or in a combination of shares of Common Stock and cash, as determined by the Committee in its sole discretion or as set forth in the Award Agreement.

10.2
Provided that the Restricted Stock Units have not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of Restricted Stock Units specified thereunder, and shares of Common Stock or cash with a value equal to the Fair Market Value of the shares of Common Stock underlying such Restricted Stock Units shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative).

11.
Options

Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non- Qualified Stock Options. The grant of Options shall be subject to the following terms and conditions:

11.1
Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or 110% of such Fair Market Value in the case of an Incentive Stock Option granted to a Ten Percent Stockholder), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

11.2
Term of Options: The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder).

11.3
Incentive Stock Options: Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of an Award Agreement that cannot be so construed shall be disregarded. In no event may a Participant be granted an Incentive Stock Option which does not comply with the grant and vesting limitations prescribed by Section 422(b) of the Code. Incentive Stock Options may not be granted to Employees of Affiliates or to Consultants or Non-Employee Directors.

11.4
Payment of Option Price: The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in cash, or (ii) with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the Participant and valued at Fair Market Value on the date of exercise. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock held by the Participant and valued at Fair Market Value on the date the Option is exercised. In such case, the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. An Option may be exercised only for a whole number of shares of Common Stock.

12.
Stock Appreciation Rights

SARs give the Participant the right to receive, upon exercise of the SAR, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The grant of SARs shall be subject to the following terms and conditions:

12.1
The term of a SAR shall in no event be greater than ten years.

12.2
The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, the method of settlement, form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

12.3
The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR.

13.
Performance-Based Awards.

13.1
Awards with a performance feature are referred to as “Performance-Based Awards,” which may be granted as Awards with the features and restrictions applicable thereto as determined by the Committee, including the Performance Goals to be achieved during any Performance Cycle and the length of the Performance Cycle. Performance-Based Awards may be paid in cash, shares of Common Stock, or any combination thereof in the sole discretion of the Committee. The performance levels to be achieved for each Performance Cycle and the amount of the Award to be paid shall be conclusively determined by the Committee. Except as provided in Section 15, each Performance-Based Award shall be paid following the end of the Performance Cycle or, if later, the date on which any applicable contingency or restriction has ended.

13.2
Notwithstanding any other provision of this Plan, if the Committee determined at the time that an Award granted to a Participant that such Participant was, or was likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee,” as defined in Section 162(m) of the Code, and that the Award was eligible for the qualified performance-based compensation exception that was available under Section 162(m) of the Code prior to the repeal of such exception for tax years after 2017, then the Committee may provide that this Section 13.2 is applicable to such Award. Effective for tax years after 2017, the qualified performance-based compensation exception from Section 162(m)’s tax deduction limitation was repealed; provided, however, that notwithstanding such repeal, the qualified performance-based compensation remains subject to a transition rule for remuneration that is payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified thereafter. For the avoidance of doubt, it is the intent of the Company to preserve the qualified performance- based compensation exception, including pursuant to the transition rule, that is or may be available for Awards payable under this Plan to the maximum extent permitted by law.
14.
Consequences of a Change in Control

14.1
Assumption of Outstanding Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer in the transaction, subject to applicable law.

14.2
Vesting Upon Certain Terminations of Employment. Unless the Award Agreement provides otherwise, if a Participant’s employment is terminated by the Company or a Subsidiary without Cause upon or within 12 months following a Change in Control, the Participant’s outstanding Awards shall become fully vested as of the date of such termination; provided that any Performance-Based Awards shall vest only based on the greater of (i) actual performance as of the date of the Change in Control, or (ii) target performance, pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of termination.

14.3
Other Alternatives. In the event of a Change in Control, if any outstanding Awards are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Restricted Stock, Restricted Stock Units, or Performance-Based Awards shall immediately lapse; (ii) the Committee may determine that Participants shall receive a payment in settlement of outstanding Restricted Stock Units or Performance-Based Awards, in such amount and form as may be determined by the Committee; (iii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the Option exercise price or SAR base amount, and (iv) after giving Participants an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the per share Option exercise price or SAR base amount, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR.
15.
Adjustments upon Changes in Capitalization

15.1
In order to prevent dilution or enlargement of the rights of Participants under the Plan as a result of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects the Common Stock, the Committee shall adjust (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards or Prior Plan Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards or Prior Plan Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, and (iv) the exercise or grant price relating to any Award or Prior Plan Award. Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event. It is provided, however, that in the case of any such transaction or event, the Committee may make any additional adjustments to the items in (i) through (iv) above which it deems appropriate in the circumstances, or make provision for a cash payment with respect to any outstanding Award or Prior Plan Award; and it is provided, further, that no adjustment shall be made under this Section that would cause the Plan to violate Section 422 of the Code with respect to Incentive Stock Options.

15.2
In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 15.1) affecting the Company, any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

16.
Termination and Amendment

16.1
Amendment, Modification and Termination. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants (including with retroactive effect), except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (i) such action would increase the number of shares subject to the Plan, (ii) such action results in the replacement or repurchase of any Option or SAR, or

(iii) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, in each case, except as provided in Section 15.1. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto (including with retroactive effect).

16.2
Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Any Award issued prior to this amendment shall be governed by the terms of the version of the Plan it was granted under.

16.3
No Repricing. Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or grant price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or grant price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15 above. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.
17.
No Right to Award, Employment or Service

Neither the Plan nor any action taken hereunder shall be construed as giving any Employee, Consultant or Non-Employee Director any right to be retained in the employ or service of the Company, any Subsidiary or Affiliate. For purposes of the Plan, transfer of employment or service between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment or service.

18.
Taxes

The Company, any Subsidiary or Affiliate is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant, in amounts that are sufficient to satisfy Federal, state, local, foreign or other taxes (including the Participant’s FICA or other applicable social tax obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

The Company may cause any tax withholding obligation described in this Section to be satisfied by the Company withholding shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the required tax withholding imposed on the transaction (not to exceed maximum statutory rates). In the alternative, the Company may permit Participants to elect to satisfy the tax withholding obligation, in whole or in part, by either (a) having the Company withhold shares of Common stock having a Fair Market Value on the date the tax is to be determined equal to the required tax withholding imposed on the transaction (not to exceed maximum statutory rates) or (b) tendering previously acquired shares of Common stock having an aggregate Fair Market Value equal to the required tax withholding imposed on the transaction (not to exceed maximum statutory rates). All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

19.
Limits on Transferability; Beneficiaries

No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

20.
No Rights to Awards; No Stockholder Rights

No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

21.
Foreign Nationals

Without amending the Plan, Awards may be granted to Employees, Consultants and Non-Employee Directors who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

22.
Securities Law Requirements

22.1
No Award or Prior Plan Award shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards or Prior Plan Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or Prior Plan Award or any portion of any Award or Prior Plan Award during the period when exercisability has been suspended.

22.2
The Committee may require, as a condition to the right to exercise any Award or Prior Plan Award that the Company receive from the Participant, at the time any such Award or Prior Plan Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

23.
Recoupment

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of any Company “clawback” or recoupment policy directly applicable to the Plan and (i) set forth in the Participant’s Award Agreement or (ii) required by law to be applicable to the Participant.

24.
Termination

Unless the Plan previously shall have been terminated by action of the Board, the Plan shall terminate on the 10-year anniversary of the Effective Date, and no Awards under the Plan shall thereafter be granted.

25.
Fractional Shares

The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan.

The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

26.
Governing Law

To the extent that Federal laws do not otherwise control, the validity and construction of the Plan and any Award Agreement entered into thereunder shall be construed and enforced in accordance with the laws of the State of California, but without giving effect to the choice of law principles thereof.